EXHIBIT (h)(9)
PARTICIPATION AGREEMENT
Between

Nationwide Life Insurance Company
and
BB&T Asset Management, Inc.
and
BB&T Variable Insurance Funds
     THIS AGREEMENT, dated as of March 5, 2007 by and between Nationwide Life Insurance Company (the “Company”), an Ohio life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto, as may be amended from time to time (each account hereinafter referred to as the “Account”), BB&T Asset Management, Inc. (“the Adviser”) and BB&T Variable Insurance Funds (the “Trust”).
     WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the “Variable Insurance Products”) to be offered by insurance companies (“Participating Insurance Companies”);
     WHEREAS, the shares of beneficial interest of the Trust are divided into several series of shares, each designated a “Portfolio” and representing the interest in a particular managed portfolio of securities and other assets;
     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and shares of the Portfolio are registered under the Securities Act of 1933, as amended (the “1933 Act”);
     WHEREAS, Variable Insurance Funds, the predecessor trust to the Trust (the “Predecessor Trust”), obtained an order (Variable Insurance Funds, et al., Investment Company Act Rel. No. 23594 (Dec. 10, 1998)) from the Securities and Exchange Commission (“SEC”) granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Predecessor Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans, among others (the “Exemptive Order”), the terms of which qualify, in their entirety, the terms of this Agreement;
     WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Account (the “Contracts”);

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the “Designated Portfolios”), on behalf of the Account to fund the aforesaid Contracts;
     WHEREAS, the Adviser serves as investment adviser to the Designated Portfolios; and
     WHEREAS, Participating Insurance Companies, including the Company, are authorized to sell such shares to the Accounts at net asset value; and
     WHEREAS, the Company, the Adviser, the Trust and BISYS Fund Services, Limited Partnership previously entered into a participation agreement dated October 6, 2003 (the “Prior Agreement”); and
     WHEREAS, the Prior Agreement was terminated on March 5, 2007;
     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust and the Adviser agree as follows:
ARTICLE I. Sale of Trust Shares
     1.1. The Trust agrees to make available to the Company for purchase on behalf of the Account, shares of the Designated Portfolios, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) Portfolios (other than those listed on Schedule A) in existence now or that may be established in the future will be made available to the Company only as the Trust may so provide, and (ii) the Board of Trustees of the Trust (the “Board”) may suspend or terminate the offering of shares of any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary in the best interests of the shareholders of such Designated Portfolio.
     1.2. The Trust shall accept for redemption, at the Company’s request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Trust shares attributable to Contract owners except in the circumstances permitted in Section 1.3 of this Agreement, and (ii) the Trust may, in the best interests of shareholders of a Designated Portfolio, delay redemption of such shares of any Designated Portfolio to the extent permitted by the 1940 Act and any rules, regulations or orders thereunder.
     1.3. Purchase and Redemption Procedures
     (a) The purchase, redemption and settlement of shares will normally follow the Fund/SERV — Defined Contribution Clearance and Settlement Service (“DCCS”) Processing Procedures and Manual Processing Procedures defined in Exhibit B and summarized in this Section 1.3. For purposes of Sections 1.1 and 1.2, the Company shall be an agent of the Trust for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange, Inc. is open for trading and on which a Designated Portfolio calculates its net asset value (a “Business Day”) pursuant to the rules of the SEC by the Company as such limited agent of the Trust prior to the time that the Trust ordinarily calculates its net asset value as described from time to time in each Designated Portfolio’s prospectus shall constitute receipt and acceptance by the Designated Portfolio on that same Business Day, provided that the Trust or its agent receives notice of such request by 9:00 a.m. Eastern Time on the next following Business Day.
     (b) The Company agrees that only those purchase orders, requests for redemption, exchange orders and instructions that are received on a Business Day prior to the time the net asset value of each Designated Portfolio is calculated according to the terms of each Designated Portfolio’s prospectus (the “Close of Trading”) will be included in the transactions transmitted to the Funds by 9:00 a.m. Eastern time on the next following Business Day, as defined in Section 1.3. In addition, the Company acknowledges and agrees that it has procedures in place to segregate and prevent the aggregation of purchase orders, requests for redemption, exchange orders and instructions received by the Close of Trading from those received after the Close of Trading, and that a written record of each purchase order, request for redemption, exchange order and instruction, appropriately time stamped upon receipt, will be maintained and available to the Trust if requested.
     (c) The Company shall pay for shares of each Designated Portfolio on the same day that it notifies the Trust or its agent of a purchase request for such shares Payment for Designated Portfolio shares shall be made in federal funds transmitted to the Trust or other designated person by wire to be received on the day the Trust is notified of the purchase request for Designated Portfolio shares (which request may be net of redemptions of shares). If federal funds are not received on time, such funds will be invested, and Designated Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Trust’s request, reimburse the Trust for any reasonable charges, costs, fees, interest or other expenses incurred by the Trust in connection with any advances to, or borrowing or overdrafts by, the Trust, or any similar expenses incurred by the Trust, as a result of portfolio transactions effected by the Trust based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust.
     (d) Payment for Designated Portfolio shares redeemed by the Account or the Company shall be made in federal funds transmitted by wire to the Company or any other designated person on the next Business Day after the Trust or its agent is properly notified of the redemption order of such shares (which order shall be net of any purchase orders), except that the Trust may redeem Designated Portfolio shares in assets other than cash and delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Trust as described in the then current prospectus and/or statement of additional information (“SAI”). The Trust shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company, the Company alone shall be responsible for such action.

     (e) The Company shall not redeem Trust shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”), (iii) upon 45 days prior written notice to the Trust and Adviser, as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act, but only if a substitution of other securities for the shares of the Designated Portfolios is consistent with the terms of the Contracts, or (iv) as permitted under the terms of the Contract. Upon request, the Company will promptly furnish to the Trust reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Designated Portfolio that was otherwise available under the Contracts without first giving the Trust 45 days notice of its intention to do so.
     1.4. The Trust shall make the net asset value per share for each Designated Portfolio available to the Company by 6:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio is calculated, and the Trust shall calculate such net asset value in accordance with the Trust’s prospectus. Neither the Trust, any Designated Portfolio, the Adviser, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company or any other Participating Insurance Company to the Trust or the Adviser.
     1.5. The Trust or its agent shall furnish notice (by wire or telephone followed by written confirmation) to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Designated Portfolio shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Trust or its agent shall notify the Company promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.
     1.6. Issuance and transfer of Trust shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Trust shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.
     1.7. (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust’s shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies, provided, however, that until this Agreement is terminated pursuant to Article X, the Company shall promote the Designated Portfolios on the same basis as other funding vehicles available under the Contracts.
     (b) The Company shall not, without prior notice to the Trust (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

     (c) The Company shall not, without prior notice to the Adviser and the Trust (unless otherwise required by applicable law), induce Contract owners to change or modify the Trust or change the Trust’s investment adviser.
     (d) The Company shall not, without prior notice to the Trust, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Trust in a manner other than as recommended by the Board.
ARTICLE II. Representations and Warranties
     2.1. The Trust represents and warrants that (i) the Trust is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts, (ii) the Trust is and shall remain registered under the 1940 Act, (iii) the Trust does and shall comply in all material respects with the 1940 Act, (iv) Designated Portfolio shares sold pursuant to this Agreement are registered under the 1933 Act (to the extent required by that Act) and are duly authorized for issuance, (v) the Trust shall amend the registration statement for the shares of the Designated Portfolios under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of such shares, and (vi) the Board has elected for each Designated Portfolio to be taxed as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Trust makes no representations or warranties as to whether any aspect of the Designated Portfolios’ operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance laws and other applicable laws of the various states.
     2.2. The Trust further represents and warrants that shares of the Designated Portfolios (i) shall be offered and sold in compliance with applicable state and federal securities laws, (ii) are offered and sold only to Participating Insurance Companies and their separate accounts and to persons or plans that communicate to the Trust that they qualify to purchase shares of the Designated Portfolios under Section 817(h) of the Code and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Designated Portfolios as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h) (“Qualified Persons”), and (iii) are registered and qualified for sale in accordance with the laws of the various states to the extent required by applicable law.
     2.3. Subject to Company’s representations and warranties in Sections 2.5 and 2.6, the Adviser represents and warrants that it shall invest the assets of each Designated Portfolio in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, the Adviser represents and warrants that each Designated Portfolio has complied and it will use its best efforts to ensure that each Designated Portfolio continues to comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, and any Treasury interpretations thereof; relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulation. The Adviser will take all reasonable steps (a) to notify the Company immediately upon having a reasonable basis for believing that a breach of this Section 2.3 has occurred, and (b) in the event of such a breach, to adequately diversify the Designated Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation § 1.817-5.

     2.4. The Adviser represents and warrants that each Designated Portfolio is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, that the Adviser will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that the Adviser will notify the Company immediately upon having a reasonable basis for believing that a Designated Portfolio has ceased to so qualify or that it might not so qualify in the future.
     2.5. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Ohio insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company also represents and warrants that it and the Account are Qualified Persons. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent required by applicable law.
     2.6. The Company represents and warrants that it shall comply with any applicable privacy and notice provisions of 15 U.S.C. §§ 6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 17 C.F.R. Part 248) as they may be amended.
     2.7. The Company represents and warrants that it shall comply with the USA Patriot Act as applicable and effective. The Company agrees to provide the Trust or its designee with all necessary information for it to fulfill its obligations, if any, under the USA Patriot Act.
     2.8. The Adviser represents and warrants that it shall comply with the USA Patriot Act as applicable and effective. The Adviser agrees to provide the Company or its designee with all necessary information for it to fulfill its obligations, if any, under the USA Patriot Act.
     2.9. The Company represents and warrants that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment, and that it will notify the Trust and the Adviser immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, Company represents and warrants that each of its Accounts is a “segregated asset account” and that interests in the Accounts are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Company will use every effort to continue to meet such definitional requirements, and it will notify the Trust and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

     2.10. The Adviser represents and warrants that it is registered as an investment adviser with the SEC.
     2.11. The Trust represents and warrants that all of its trustees, officers, employees, and other individuals or entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
     2.12. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the Trust and to pay to the Trust any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Trust pursuant to the terms of this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust and the Adviser in the event that such coverage no longer applies.
     2.13. The Company acknowledges that the Funds are not intended to serve as vehicles for frequent transfers among the Funds in response to short-term market fluctuations (“market timing”) The Company represents that the Variable Insurance Products are intended for long-term investors. The Company has adopted policies and procedures designed to detect and deter short-term trading and/or disruptive trading practices, including, but not limited to, automated monitoring of contract owner trading activity and imposing trade restrictions. These policies are disclosed in the Variable Insurance Products’ prospectuses.
     The Trust has adopted policies and procedures designed to prevent disruptive trading practices. Such policies are disclosed in the Portfolio’s prospectuses and shall be uniformly and consistently applied to all shareholders, unless otherwise disclosed in the Portfolio’s prospectuses.
ARTICLE III. Voting
     3.1. The Company shall:
solicit voting instructions from Contract owners;
vote Trust shares in accordance with instructions received from Contract owners; and
vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such portfolio for which instructions have been received, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The

Company will vote Trust shares held in any segregated asset account in the same proportion as Trust shares of such Designated Portfolio for which voting instructions have been received from Contract owners, to the extent permitted by law.
     3.2. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Mixed and Shared Funding Exemptive Order (See Section 7.1) and consistent with any reasonable standards that the Trust may adopt and provide in writing.
ARTICLE IV. Prospectuses and Proxy Statements
     4.1. The Trust or its agent shall provide the Company with as many copies of the Trust’s current prospectus (describing only the Designated Portfolios listed on Schedule A), any supplements thereto or, to the extent permitted and requested by Company, the Trust’s profiles as the Company may reasonably request. If requested by the Company in lieu thereof, the Trust or its agent shall provide such documentation (including a “camera ready” final copy of such documentation on diskette) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Trust is amended) to have the prospectus for the Contracts and the Trust’s prospectus or profile printed together in one or more documents. The Trust agrees to cooperate with Company to provide the documents on a timely basis to meet Company’s reasonable deadline requirements for production.
     4.2. The Trust or its agent shall provide the Company with information regarding the Designated Portfolios’ expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe in detail the manner in which the Company proposes to modify the information, agrees to provide the Trust or its agent with an opportunity to review such proposed modification prior to its use by the Company, and agrees not to use the proposed modification without the consent of the Trust or its agent.
     4.3. The Trust or its agent shall provide the Company with copies of the Designated Portfolios’ proxy material, reports to shareholders (describing only the Designated Portfolios listed on Schedule A), and other communications to shareholders (each, a “Shareholder Communication”) in such quantity as the Company shall reasonably require for distributing to Contract owners. If requested by the Company in lieu thereof, the Trust or its agent shall provide Shareholder Communications in “camera ready” format on diskette. The Trust agrees to cooperate with Company to provide such Shareholder Communications on a timely basis to meet Company’s reasonable deadline requirements for production and delivery.
ARTICLE V. Sales Material and Information
     5.1. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee and Adviser each piece of sales literature or other promotional material that the Company develops and in which the Trust (or a Designated Portfolio thereof) or the Adviser is named. No such material shall be used until approved by the Trust or its designee or the Adviser, and the Trust and the Adviser will use their best efforts to review such sales literature or promotional material within ten

Business Days after receipt of such material. The Trust and the Adviser reserve the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Trust (or a Designated Portfolio thereof) or the Adviser is named, and no such material shall be used if the Trust or its designee or the Adviser so objects.
     5.2. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or the Adviser in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Trust shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Adviser, except with the permission of the Trust or its designee.
     5.3. The Trust shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within ten Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.
     5.4. The Trust shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.
     5.5. The Trust shall provide, or cause to be provided, to the Company upon request, at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolios or their shares, after the filing of such document(s) with the SEC or other regulatory authorities.
     5.6. The Company will provide to the Trust upon request, at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Adviser and the Trust any complaints received from the Contract owners pertaining to the Trust or a Designated Portfolio.

     5.7. For purposes of this Article V, the phrase “sales literature and other promotional materials” includes, but is not limited to, any of the following that refer to the Trust, any Designated Portfolio or any affiliate of the Trust: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, proxy materials, and any other Shareholder Communications distributed or made generally available with regard to the Trust.
ARTICLE VI. Fees and Expenses
     6.1. Except as otherwise provided herein, no party to this Agreement shall pay any fee or other compensation to any other party to this Agreement. Except as otherwise provided herein, all expenses incident to performance by a party under this Agreement shall be paid by such party.
     6.2. The Trust or its agent will pay the expenses associated with the following: setting the prospectus and profiles in type; printing copies of the prospectus and profiles to be delivered to existing Contract owners investing in the Designated Portfolios; providing a reasonable number of copies of the SAI to the Company for itself and for any current owner of a Contract who requests such SAI; setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report); and the preparation of all statements and notices required by any federal or state law.
     6.3. The Company shall bear the expenses of printing copies of the current prospectus and profiles for the Contracts; printing copies of the Trust’s prospectus and profiles that are used in connection with offering the Contracts; distributing the Trust’s prospectus to owners of Contracts issued by the Company; and of distributing the Trust’s proxy materials and reports to such Contract owners. If the prospectus for the Contracts and the Trust’s prospectus are printed together in one or more documents, printing costs shall be allocated to reflect the Trust’s share, pursuant to Section 6.2, of the total costs for printing the Trust’s prospectus(es) to be delivered to existing Contract owners investing in the Designated Portfolio(s), determined according to the number of pages of the Trust’s respective portions of the documents.
ARTICLE VII. Potential Conflicts
     7.1. The parties to this Agreement agree that the conditions or undertakings required by the Exemptive Order that may be imposed on the Company, the Trust and/or the Adviser by virtue of such order by the SEC: (i) shall apply only upon the sale of shares of the Designated Portfolios to variable life insurance separate accounts (and then only to the extent required under the 1940 Act); (ii) will be incorporated herein by reference, and (iii) such parties agree to comply with such conditions and undertakings to the extent applicable to each such party notwithstanding any provision of this Agreement to the contrary.

     7.2. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then (a) the parties to this Agreement shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 31 and 3.2 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.
ARTICLE VIII. Indemnification
     8.1. Indemnification By the Company
     (a) The Company agrees to indemnify and hold harmless each of the Trust and the Adviser and each of their trustees/directors and officers, and each person, if any, who controls the Trust or the Adviser within the meaning of Section 15 of the 1933 Act or who is under common control with the Trust or the Adviser (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(i)	arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Trust not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company’s authorization or control, with respect to the sale or distribution of the Contracts or Trust shares; or

(iii)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust by or on behalf of the Company; or

(iv)	arise as a result of any material failure by the Company to provide the services and furnish the materials required to be provided by the Company under the terms of this Agreement (including a material failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Section 2.8 of this Agreement); or

(v)	arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;
as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.
     (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement.
     (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
     (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.
     8.2. Indemnification by the Adviser

     (a) The Adviser agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(i)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Trust by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Trust or the Adviser) or wrongful conduct of the Trust or Adviser with respect to the sale or distribution of the Contracts or Trust shares; or

(iii)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust or the Adviser; or

(iv)	arise as a result of any material failure by the Adviser to provide the services and furnish the materials required to be provided by the Adviser under the terms of this Agreement (including a material failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Sections 2.3 and 2.4 of this Agreement); or

(v)	arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser;
as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.
     (b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.
     (c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
     (d) The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.
     8.3. Indemnification By the Trust
     (a) The Trust agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(i)	arise as a result of any material failure by the Trust to provide the services and furnish the materials required to be provided by the Trust under the terms of this Agreement; or

(ii)	arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust;
     (b) as limited by and in accordance with the provisions of Sections 8.3 (b) and 8.3(c) hereof. The parties acknowledge that the Trust’s indemnification obligations under this Section 8.3 are subject to applicable law. The Company agrees that, in the event an obligation to indemnify exists pursuant to Section 8.3 as well as Section 8.2, it will seek satisfaction under the indemnification provisions of Section 8.2 before seeking indemnification under this Section 8.3.
     (c) The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.
     (d) The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust or its agent will be entitled to participate, at its own expense, in the defense thereof. The Trust or its agent also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust’s (or its agent’s) election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust or its agent will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
     (e) The Company agrees promptly to notify the Trust of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Trust.
ARTICLE IX. Applicable Law
     9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Ohio.
     9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Exemptive Order and any future exemptive orders) and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Exemptive Order should no longer be necessary under applicable law, then Article VII shall no longer apply.
ARTICLE X. Termination
     10.1. This Agreement shall continue in full force and effect until the first to occur of:
     (a) termination by any party, for any reason with respect to some or all Designated Portfolios, by three (3) months advance written notice delivered to the other parties; or
     (b) termination by the Company by written notice to the Adviser and the Trust based upon the Company’s determination that shares of the Trust are not reasonably available to meet the requirements of the Contracts; or
     (c) termination by the Company by written notice to the Adviser and the Trust in the event any of the Designated Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or
     (d) termination by the Adviser or the Trust in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, an insurance commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Designated Portfolios’ shares; provided, however, that the Adviser or the Trust determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or
     (e) termination by the Company in the event that formal administrative proceedings are instituted against the Trust or the Adviser by the SEC or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of, the Adviser or the Trust to perform its obligations under this Agreement; or
     (f) termination by the Company by written notice to the Adviser and the Trust with respect to any Designated Portfolio in the event that such Designated Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Section 2.3 hereof, or if the Company reasonably believes that such Designated Portfolio may fail to so qualify or comply; or
     (g) termination by the Adviser or the Trust by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Section 2.8 hereof; or
     (h) termination by the Adviser or the Trust by written notice to the Company, if the Adviser or the Trust, shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (i) termination by the Company by written notice to the Adviser and the Trust, if the Company shall determine, in its sole judgment exercised in good faith, that the Adviser or the Trust has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or
     (j) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Trust in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Adviser and the Trust of the date of substitution; or
     (k) termination by any party in the event that the Board determines that a material irreconcilable conflict exists as provided in Article VII.
     Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement and any related agreements, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless the Adviser requests that the Company seek an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios. The Adviser agrees to split the cost of seeking such an order, and the Company agrees that it shall reasonably cooperate with the Adviser and seek such an order upon request. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Adviser). The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement. The parties further agree that this Section 10.2 shall not apply to any terminations under Section 10.1(g) of this Agreement.
     10.2. Notwithstanding any termination of this Agreement, each party’s obligation under Article VIII to indemnify the other parties shall survive.
ARTICLE XI. Notices
     11.1. Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Company:	Nationwide Life Insurance Company
One Nationwide Plaza, 1-09-V3
Columbus, Ohio 43215
Attn: Managing Counsel — Officer

With a copy to:	Nationwide Life Insurance Company
One Nationwide Plaza, 1-12-04
Columbus, Ohio 43215
Attn: Vice President — Investment and Advisory Services

If to Adviser:	BB&T Asset Management, Inc.

434 Fayetteville Street, 5th Floor
Raleigh, NC 27601
Attn: Mr. Trip Purcell

If to the Trust:	BB&T Variable Insurance Funds
3435 Stelzer Road
Columbus, Ohio 43219
Attn: Client Services
ARTICLE XII. Miscellaneous
     12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.
     12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
     12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
     12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
     12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Ohio Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the Ohio insurance laws and regulations and any other applicable law or regulations.
     12.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
     12.7. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.
     12.8. All persons dealing with the Trust must look solely to the property of the respective Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with such party for the enforcement of any claims against the Trust. The parties agree that neither the Board, officers, agents or shareholders of the Trust assume any personal liability or responsibility for obligations entered into by or on behalf of the Trust. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but bind only the trust property of the Trust as provided in the Trust’s Declaration of Trust. The provisions of this section 12.8 shall survive termination of the Agreement.
     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.
Nationwide Life Insurance Company: By its authorized officer

	By:	/s/ Vice President — Investment and Advisory Services

	Title:	Vice President — Investment and Advisory Services
	Date:	3/05/2007

BB&T Asset Management, Inc.:	By its authorized officer

	By:	/s/ Eugene G. Purcell III

	Title:	Sr. Vice President
	Date:	8/10/07

BB&T Variable Insurance Funds:	By its authorized officer

	By:	/s/ James T. Gillespie

	Title:	Vice President
	Date:	8/9/07

Schedule A

Accounts	Designated Portfolio(s)
Nationwide Variable Account — 9	BB&T Large Cap Value VIF

BB&T Capital Manager Equity VIF

BB&T Large Company Growth VIF

BB&T Mid Cap Growth VIF

BB&T Special Opportunities Equity VIF

BB&T Total Return Bond VIF

Nationwide Variable Account — II	BB&T Large Cap Value VIF

BB&T Capital Manager Equity VIF

BB&T Large Company Growth VIF

BB&T Mid Cap Growth VIF

BB&T Special Opportunities Equity VIF

BB&T Total Return Bond VIF

EXHIBIT B
FUND/SERV PROCESSING PROCEDURES
AND
MANUAL PROCESSING PROCEDURES
     The purchase, redemption and settlement of shares of a Fund (“Shares”) will normally follow the Fund/SERV-Defined Contribution Clearance and Settlement Service (“DCCS”) Processing Procedures below and the rules and procedures of the SCC Division of the National Securities Clearing Corporation (“NSCC”) shall govern the purchase, redemption and settlement of Shares of the Funds through NSCC by Nationwide Life Insurance Company (“Nationwide”). In the event of equipment failure or technical malfunctions or the parties’ inability to otherwise perform transactions pursuant to the FUND/SERV Processing Procedures, or the parties’ mutual consent to use manual processing, the Manual Processing Procedures below will apply.
     It is understood and agreed that, in the context of Section 22 of the Investment Company Act of 1940 (the “1940 Act”) and the rules and public interpretations thereunder by the staff of the Securities and Exchange Commission (SEC Staff), receipt by Nationwide of any Instructions from the contract owner prior to the Close of Trade on any Business Day shall be deemed to be receipt by the Funds of such Instructions solely for pricing purposes and shall cause purchases and sales to be deemed to occur at the Share Price for such Business Day, except as provided in 4(c) of the Manual Processing Procedures. Each Instruction shall be deemed to be accompanied by a representation by Nationwide that it has received proper authorization from each contract owner whose purchase, redemption, account transfer or exchange transaction is effected as a result of such Instruction.
     Fund/Sery / DCCS Processing Procedures
     1. On each business day that the New York Stock Exchange (the “Exchange”) is open for business on which the Funds determine their net asset values (“Business Day”), the Trust or its designee shall accept, and effect changes in its records upon receipt of purchase, redemption, exchanges, account transfers and registration instructions from Nationwide electronically through Fund/SERV (“Instructions”) without supporting documentation from the contract owner. On each Business Day, the Trust or its designee shall accept for processing any Instructions from Nationwide and shall process such Instructions in a timely manner.
     2. The Trust shall perform, or shall cause to be performed, any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC. The Trust or its designee shall conduct each of the foregoing activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC Fund/SERV-DCCS rules and procedures relating to Fund/SERV; (b) the then-current Prospectus of a Fund; and (c) any provision relating to Fund/SERV in any other agreement of the Trust that would affect its duties and obligations pursuant to this Agreement.
     3. Confirmed trades and any other information provided by the Trust or its designee to Nationwide through Fund/SERV and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC.

     4. Trade information provided by Nationwide to the Trust or its designee through Fund/SERV and pursuant to this Agreement shall be accurate, complete and, in the format prescribed by the NSCC. All Instructions by Nationwide regarding each Fund/SERV Account shall be true and correct and will have been duly authorized by the registered holder.
     5. For each Fund/SERV transaction, Nationwide shall provide the Funds and the Trust or its designee with all information necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information), which Nationwide hereby certifies is and shall remain true and correct. Nationwide shall maintain documents required by the Funds to effect Fund/SERV transactions. Nationwide certifies that all Instructions delivered to the Trust on any Business Day shall have been received by Nationwide from the contract owner prior to the calculation of each Fund’s net asset value according to the Fund’s prospectus (generally 4:00 p.m. Eastern Time (“ET”)) (the “Close of Trading”) on such Business Day and that any Instructions received by it after the Close of Trading on any given Business Day will be transmitted to the Trust or its designee on the next Business Day.
     Manual Processing Procedures
     1. On each Business Day, Nationwide may receive Instructions from the contract owner for the purchase or redemption of shares of the Funds based solely upon receipt of such Instructions prior to the Close of Trading on that Business Day. Instructions in good order received by Nationwide prior to the Close of Trading on any given Business Day (the “Trade Date”) and transmitted to the Trust by no later than 9:00 a.m. ET the Business Day following the Trade Date (“Trade Date plus One” or “T+1”), will be executed at the NAV (“Share Price”) of each applicable Fund, determined as of the Close of Trading on the Trade Date.
     2. By no later than 6:30 p.m. ET on each Trade Date (“Price Communication Time”), the Trust will use its best efforts to communicate to Nationwide via electronic transmission acceptable to both parties, the Share Price of each applicable Fund, as well as dividend and capital gain information and, in the case of funds that credit a daily dividend, the daily accrual or interest rate factor, determined at the Close of Trading on that Trade Date.
     3. As noted in Paragraph 1 above, by 9:00 a.m. ET on T+1 (“Instruction Cutoff Time”) and after Nationwide has processed all approved transactions, Nationwide will transmit to the Trust or its designee via facsimile, telefax or electronic transmission or system-to-system, or by a method acceptable to Nationwide and the Trust, a report (the “Instruction Report”) detailing the Instructions that were received by Nationwide prior to the Funds’ daily determination of Share Price for each Fund (i.e., the Close of Trading) on Trade Date.
     (a) It is understood by the parties that all Instructions from the contract owner shall be received and processed by Nationwide in accordance with its standard transaction processing procedures. Nationwide or its designees shall maintain records sufficient to identify the date and time of receipt of all contract owner transactions involving the Funds and shall make or cause to be made such records available upon reasonable request for examination by the Funds or its designated representative or, by appropriate governmental authorities. Under no circumstances shall Nationwide change, alter or modify any Instructions received by it in good order.

     (b) Following the completion of the transmission of any Instructions by Nationwide to the Trust by the Instruction Cutoff Time, Nationwide will verify that the Instruction was received by the Trust.
     (c) In the event that an Instruction transmitted by Nationwide on any Business Day is not received by the Trust or its designee by the Instruction Cutoff Time, due to mechanical difficulties or for any other reason beyond Nationwide’s reasonable control, such Instruction shall nonetheless be treated by the Trust as if it had been received by the Instruction Cutoff Time, provided that Nationwide retransmits such Instruction by facsimile transmission to the Trust or its designee and such Instruction is received by the Trust’s financial control representative no later than 9:00 a.m. ET on T+1. In addition, Nationwide will place a phone call to a financial control representative of the Trust prior to 9:00 a.m. ET on T+1 to advise the Trust that a facsimile transmission concerning the Instruction is being sent.
     (d) With respect to all Instructions, the Trust’s financial control representative will manually adjust a Fund’s records for the Trade Date to reflect any Instructions sent by Nationwide.
     (e) By no later than 4:00 p.m. on T+1, and based on the information transmitted to the Trust or its designee pursuant to Paragraph 3(c) above, Nationwide will use its best efforts to verify that all Instructions provided to the Trust or its designee on T+1 were accurately received and that the trades for each Account were accurately completed and Nationwide will use its best efforts to notify the Trust of any discrepancies.
     4. As set forth below, upon the timely receipt from Nationwide of the Instructions, the Fund will execute the purchase or redemption transactions (as the case may be) at the Share Price for each Fund computed as of the Close of Trading on the Trade Date.
     (a) Except as otherwise provided herein, all purchase and redemption transactions will settle on T+1. Settlements will be through net Federal Wire transfers to an account designated by a Fund. In the case of Instructions which constitute a net purchase order, settlement shall occur by Nationwide initiating a wire transfer by 1:00 p.m. ET on T+1 to the custodian for the Fund for receipt by the Funds’ custodian by no later than the Close of Business at the New York Federal Reserve Bank on T+1, causing the remittance of the requisite funds to the Trust to cover such net purchase order. In the case of Instructions which constitute a net redemption order, settlement shall occur by the Trust causing the remittance of the requisite funds to cover such net redemption order by Federal Funds Wire by 1:00 p.m. ET on T+1, provided that the Fund reserves the right to delay settlement of redemptions for up to seven (7) Business Days after receiving a net redemption order in accordance with Section 22 of the 1940 Act and Rule 22c-1 thereunder. Settlements shall be in U.S. dollars.
     (b) Nationwide (and its Variable Accounts) shall be designated as record owner of each account (“Record Owner”). The Trust shall provide, or shall cause to be provided, to Nationwide all written confirmations required under federal and state securities laws.
     (c) On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Instructions. Instructions will be settled on the next Business Day on which the Federal Reserve Wire Transfer

System is open. The original T+1 Settlement Date will not apply. Rather, for purposes of this Paragraph 4(c) only, the Settlement Date will be the date on which the Instruction settles.
     (d) Nationwide shall, upon receipt of any confirmation or statement concerning the accounts by such method acceptable to the Trust and Nationwide, verify the accuracy of the information contained therein against the information contained in Nationwide’s internal record-keeping system and shall promptly advise the Trust in writing of any discrepancies between such information. The Trust and Nationwide shall cooperate to resolve any such discrepancies as soon as reasonably practicable.
     In the event of any error or delay with respect to both the Fund/SERV Processing Procedures and the Manual Processing Procedures outlined in Exhibit C herein: (i) which is caused by the Funds or the Trust, the Trust shall make any adjustments on the Funds’ accounting system necessary to correct such error or delay and the responsible party or parties shall reimburse the contract owner and Nationwide, as appropriate, for any losses or reasonable costs incurred directly as a result of the error or delay but specifically excluding any and all consequential punitive or other indirect damages or (ii) which is caused by Nationwide, the Trust shall make any adjustment on the Funds’ accounting system necessary to correct such error or delay and the affected party or parties shall be reimbursed by Nationwide for any losses or reasonable costs incurred directly as a result of the error or delay, but specifically excluding any and all consequential punitive or other indirect damages. In the event of any such adjustments on the Funds’ accounting system, Nationwide shall make the corresponding adjustments on its internal record-keeping system. In the event that errors or delays with respect to the Procedures are contributed to by more than one party hereto, each party shall be responsible for that portion of the loss or reasonable cost which results from its error or delay. All parties agree to provide the other parties prompt notice of any errors or delays of the type referred to herein and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any such costs or losses.